UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

January 4, 2013

RANGEFORD RESOURCES, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-54306	77-116182
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5215 N. O’CONNOR BOULEVARD, SUITE 1820, IRVING, TX 75039
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(970) 218-7080

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01	Change in Registrant’s Certifying Accountant

Resignation of Registrant’s Certifying Accountant

On January 4, 2013, LBB & Associates, Ltd., LLP (“LBB”) resigned as Rangeford Resources, Inc.’s (the “Company”) independent registered public accounting firm.  The Company is undertaking the process of selecting an independent registered public accounting firm to serve as its auditor.  Upon selection, the Company will file an 8K/A upon final appointment.

LBB was not involved with the Company’s most recent fiscal year ended April 30, 2012, nor its recent 10Q.  Therefore, LBB’s reports on the Company’s financial statements did not contain an adverse opinion or disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope or accounting principles.

During the period referred to above and the subsequent interim period through September 20, 2012, (i) there were no disagreements between the Company and LBB on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which, if not resolved to the satisfaction of LBB would have caused LBB to make reference to the subject matter of the disagreement in connection with its reports on the Company’s financial statements; and (ii) there were no reportable events as described in paragraph (a)(1)(v) of Item 304 of Regulation S-K.

A copy of the letter from LBB, dated January 4, 2013, is filed as Exhibit 16.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits

(d)  EXHIBITS

The following is a complete list of exhibits filed as part of this Report.  Exhibit numbers correspond to the numbers in the exhibit table of Item 601 of Regulation S-K.

Exhibit No.	Description

16.1	Letter regarding Change of Accountants, dated January 4, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RANGEFORD RESOURCES, INC.

Date:	January 9, 2013	By: /s/ Steven R. Henson
Steven R. Henson, President

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